Exhibit 99.1

KEY ENERGY GROUP, INC.

1997 INCENTIVE PLAN

STOCK APPRECIATION RIGHT

AGREEMENT

This Stock Appreciation Right Agreement (this “Agreement”) made as of the _____ day of _______________, 2007  (the “Grant Date”), by and between Key Energy Services, Inc., a Maryland corporation (the “Company”), and ____________________ (the “Grantee”), evidences the grant by the Company of a Stock Appreciation Right (“SAR”) to the Grantee on such date and the Grantee’s acceptance of the SAR in accordance with the provisions of the Key Energy Group, Inc. 1997 Incentive Plan (the (“Plan”).  All capitalized terms not defined herein shall have the meanings ascribed to them in the Plan.

1.             Grant of Stock Appreciation Right.  The Company hereby grants to Grantee, pursuant to Section 2.5 of the Plan, a SAR on an aggregate of __________ shares of Common Stock (hereafter, “Shares”) at an exercise price of $_________ per Share (the “Exercise Price”).  The SAR will provide the Grantee with the right to receive, upon exercise of the SAR, the product of (i) difference (if positive) between the Fair Market Value of one (1) Share on the date of exercise over the Exercise Price multiplied by (ii) the number of Shares of Common Stock subject to the SAR (the “SAR Payment”).  The SAR Payment shall be made in Shares; provided, that, to the extent the SAR Payment would result in a fractional Share, the SAR Payment shall be rounded down to the next whole Share.

2.             Duration of Grant.  Subject to the vesting conditions set forth in Section 3, the SAR shall be exercisable to the extent and in the manner provided herein for the period (the “Exercise Term”) commencing on the Grant Date and ending on the tenth anniversary of the Grant Date (the “Termination Date”); provided, however, that the Exercise Term may be earlier terminated as provided in Section 5.

3.             Vesting.  Subject to the Grantee’s continued employment with the Company on each such anniversary, the SAR shall become exercisable with respect to 33 1/3% of the Shares subject thereto on each of the first, second and third anniversaries of the Grant Date, such the SAR shall be exercisable with respect to 100% of the Shares subject thereto on the third anniversary of the Grant Date.

4.             Manner of Exercise.  Subject to the terms and conditions of this Agreement and the Plan, the SAR, to the extent vested and exercisable, may be exercised by delivery in person, by telecopy or by mail of written notice to the Company, at its principal executive office.  Such notice shall state that the Grantee is electing to exercise a specific number of Shares and shall be signed by the Grantee.  If requested by the Committee, the Grantee (or the Grantee’s estate, beneficiary or legal guardian, as applicable) shall (i) deliver this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the SAR.  Notwithstanding the foregoing, if on the Termination Date, the Fair Market Value of a Share exceeds the Exercise Price and the Grantee has not exercised the SAR, then such SAR, to the extent vested and exercisable, shall be deemed to have been exercised by the Grantee immediately prior to its expiration on such last day and the Company shall make the appropriate payment therefor.

5.             Termination of Employment.

5.1           In the event of the Grantee’s “Involuntary Termination” (as defined below), the SAR shall become exercisable with respect to 100% of the Shares subject to thereto on the date of such Involuntary Termination and the Grantee shall have ninety (90) days following the date of such Involuntary Termination to exercise the SAR (but in no event beyond the Termination Date).  For purposes of this Agreement, “Involuntary Termination” means the termination of the Grantee’s employment by the Company for any reason other than Cause and which does not result from a resignation by the Grantee.

5.2           In the event of the Grantee’s termination of employment due to Retirement, the SAR shall become exercisable with respect to 100% of the Shares subject thereto on the date of such Retirement and the Grantee shall have six (6) months following the Grantee’s Retirement to exercise the SAR (but in no event beyond the Termination Date).

5.3           In the event of the Grantee’s termination of employment due to death or Disability, the SAR shall become exercisable with respect to 100% of the Shares subject thereto on the date of such termination and the Grantee (or the Grantee’s estate, beneficiary or legal guardian, as applicable) shall have one (1) year from the date of such termination to exercise the SAR (but in no event beyond the Termination Date).

5.4           In the event of the Grantee’s termination of employment for Cause, the SAR, whether vested or unvested, shall immediately expire and shall not be exercisable.

5.5           In the event of the Grantee’s termination of employment for any other reason than those described in Sections 5.1 through 5.4 above, no further vesting shall occur and the Shares subject to the SAR which have not vested shall, for no consideration, automatically be forfeited on the date of such termination.  The Grantee shall have ninety (90) days from the termination of employment to exercise the vested portion of the SAR (but in no event beyond the Termination Date).

5.6           Notwithstanding any other provision herein contained, if, at any time during the period specified herein for exercising the SAR following the Grantee’s termination of employment (the “Post-Termination Exercise Period”), the Company does not have a valid registration statement on Form S-8 in effect or the Company otherwise determines that the exercise of the SAR would violate applicable securities laws and thus defers the exercise of the SAR pursuant to Section 10 hereof, the SAR shall remain exercisable until the later of (i) the expiration of the Post-Termination Exercise Period or (ii) thirty (30) days after the earliest date upon which the SAR may be exercised without violating applicable securities laws; provided, however, in no event may the SAR be exercised later than the Termination Date.

6.             Effect of Change in Control.  Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change in Control, then as of the day immediately preceding the Change in Control, the SAR shall become immediately and fully vested and exercisable; provided, that, the Grantee is still employed by the Company immediately prior to such Change in Control.

7.             Nontransferability.  The SAR shall not be assignable, saleable, or otherwise transferable by the Grantee other than by will or by the laws of descent and distribution and no transfer by will or by the laws of descent and distribution shall be effective unless the Committee has been furnished with such evidence as the Committee deems necessary to establish the validity of the transfer.

8.             No Right to Continued Employment.  Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continued employment by the Company, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate the Grantee’s employment at any time.

9.             Adjustments.  The SAR granted under this Agreement shall be subject to the adjustment provisions contained in Section 6.5 of the Plan.

10.           Listing and Registration of Common Stock.  The exercise of the SAR granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which the Common Stock are traded.  The Committee may, in its discretion, defer the effectiveness of any exercise of the SAR in order to allow the issuance of Shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws.  The Committee shall inform the Grantee (or the Grantee’s estate, beneficiary or legal guardian, as applicable) in writing of its decision to defer the effectiveness of the exercise of the SAR.  During the period that the effectiveness of the exercise of the SAR has been deferred, the Grantee (or the permitted transferee of such Grantee) may, by written notice to the Committee, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

11.           No Shareholder Rights.  The Grantee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares related to the SAR until the SAR has been exercised and such Shares have been registered in the Grantee’s name.

12.           Grantee Bound by the Plan.  The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof which are incorporated herein by reference.  If the provisions of this Agreement conflict with the non-discretionary terms of the Plan, the terms of the Plan shall govern and control.  All capitalized terms not defined herein shall have the meanings ascribed to them in the Plan.

12.           Modification of Agreement.  This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

13.           Withholding.  The Company shall have the right to deduct or withhold, or require the Grantee to remit to the Company, an amount sufficient to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the exercise of the SAR.  The Grantee may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares otherwise deliverable upon the exercise of the SAR having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction.  Any such election must be made in writing, signed by the Grantee, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate.

14.           Severability.  Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

15.           Governing Law.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Maryland without giving effect to the conflicts of laws principles thereof.

16.           Successors in Interest.  This Agreement shall inure to the benefit of and be binding upon any successor to the Company.  This Agreement shall inure to the benefit of the Grantee’s legal representatives.  All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Grantee’s heirs, executors, administrators and successors.

17.           Resolution of Disputes.  Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee.  Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.

18.           Counterparts.  This Agreement may be executed in one or more counterparts; each of which when so executed and delivered shall be deemed to be an original, but all such counterparts shall together constitute the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Incentive Agreement as of the day and year first written above.

KEY ENERGY SERVICES, INC.

By:
Name:
Title

Name of Grantee: